Exhibit 99.1

Massey Energy Company

Corporate Governance Guidelines

Section 32. Policy with Respect to Withheld Votes in an Uncontested Election

Any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following certification of the stockholder vote, tender his or her resignation to the Board for consideration in accordance with the following procedures, all of which procedures shall by completed within 90 days following certification of the stockholder vote:

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The Committee (as defined below) shall evaluate the best interests of the Company and its stockholders and shall recommend to the Board the action to be taken with respect to such tendered resignation (which recommendation could consist of, without limitation, accepting the resignation, rejecting the resignation and maintaining the director, rejecting the resignation and maintaining the director but addressing what the Committee believes to be the underlying cause of the withheld votes, or rejecting the resignation but resolving that the director will not be re-nominated in the future for election). In reaching its recommendation, the Committee shall consider all factors it deems relevant, including, without limitation, the effect of the exercise of cumulative voting in the election, if applicable, the stated reasons why stockholders “withheld” votes for the election from such director, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, the Company’s Corporate Governance Guidelines and whether any special interest groups conducted a campaign involving the election of directors to further the interests of such group, as opposed to the best interests of all stockholders. The Committee may also consider possible alternatives regarding the director’s tendered resignation as it deems appropriate, which may include, without limitation, rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have resulted in such director failing to receive the required number of votes “for” such director’s election. If a resignation is accepted by the Committee, the Committee will recommend to the Board whether to fill the resulting vacancy or reduce the size of the Board.

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The Board shall act on the Committee’s recommendation. In acting on the Committee’s recommendation, the Board will consider all of the factors considered by the Committee and such additional factors as it deems relevant.

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Following the Board’s determination, the Company shall promptly publicly disclose in a document furnished or filed with the SEC the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

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A director who is required to tender his or her resignation in accordance with this policy shall not be present during deliberations or voting of the Committee or the Board regarding whether to accept his or her resignation or, except as otherwise provided below, a resignation tendered by any other director in accordance with this policy. Prior to voting, the Committee and the Board will afford the affected director an opportunity to provide the Committee or the Board with any information that he or she deems relevant.

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For purposes of this policy, the term “Committee” means (i) the Governance and Nominating Committee, provided such committee then consists of at least three directors, each of whom is an independent director and none of whom is a director who is required to tender his or her resignation in accordance with this policy, or (ii) if clause (i) is not satisfied, a committee of at least three directors designated by the Board, each of the members of which is an independent director and none of the members of which is a director who is required to tender his or her resignation in accordance with this policy. However, if there are fewer than three independent directors then serving on the Board who are not required to tender their resignations in accordance with this policy, then the Committee shall be comprised of all of the independent directors and each independent director who is required to tender his or her resignation in accordance with this policy shall recuse himself or herself from the Committee and Board’s deliberations and voting with respect to his or her individual resignation.

•	The foregoing procedures will be summarized and disclosed each year in the proxy statement for the Company’s annual meeting of stockholders.

Adopted April 14, 2010

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